As Filed with the Securities and Exchange Commission on January 25, 2007

Registration No. 333-138987

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
U.S. BANCORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	6711	41-0255900
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000
(Address, including Zip Code, and Telephone Number, including
Area Code, of Registrant's Principal Executive Offices)

Lee R. Mitau, Esq.
Executive Vice President, General Counsel and
Corporate Secretary
U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent For Service)

With copies to

With Copies To:

Kevin Costley
Lawrence S. Makow	Jonathan Levy
Wachtell, Lipton, Rosen & Katz	Lindquist & Vennum PLLP
51 West 52nd Street	4200 IDS Center
New York, New York 10019	80 South Eighth Street
(212) 403-1000	Minneapolis, Minnesota 55402
(612) 371-3211

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective and upon completion of the transactions described in the proxy statement/prospectus.

     If the securities registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-138987

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

CALCULATION OF REGISTRATION FEE

Proposed
Maximum

		Offering Price	Proposed Maximum	Amount of

Title of Each Class of	Amount to	per Share	Aggregate	Registration

Securities to Be Registered	be Registered	of Common Stock	Offering Price	Fee

common stock,	135,157 (1)	N/A	$80,021,173 (2)	$8,562.27(3)
par value $0.01 per share

(1)	Represents, together with the 2,100,392 shares previously registered under the Amendment No. 1 to Form S-4 filed on December 22, 2006 (Registration Number 333-138987), the maximum number of shares of common stock, par value $0.01 per share, of U.S. Bancorp that may be issued upon the completion of the merger of Cascade Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of U.S. Bancorp, with and into United Financial Corp., a Minnesota corporation, based on the number of shares of United common stock, par value of $0.01 per share, outstanding or reserved for issuance under various plans, immediately prior to the merger and the exchange of each such share of United common stock for 0.6825 shares of U.S. Bancorp common stock.

(2)	Pursuant to Rule 457(f), and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based upon the aggregate market value on January 22, 2007 of the shares of United Financial Corp. common stock expected to be cancelled in the merger and computed as the product of (1) $24.43, the average of the high and low prices per share of United Financial Corp. common stock on January 22, 2007, as quoted on the Nasdaq Global Market, and (2) 3,275,529, the maximum number of shares of United Financial Corp. common stock that may be exchanged in the merger.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $107.00 per $1,000,000 of the proposed maximum aggregate offering price. $8,000 of the registration fee was paid in connection with the initial filing of the Registration Statement on November 28, 2006.

EXPLANATORY NOTE AND INCORPORATION OF DOCUMENTS BY REFERENCE

   We are filing this registration statement with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 135,157 shares of our common stock, par value $0.01 per share (the “Common Stock”), for issuance in connection with the merger of Cascade Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of U.S. Bancorp, with and into United Financial Corp., a Minnesota corporation. We have previously registered 2,100,392 shares of Common Stock under the Securities Act by means of our currently effective registration statement on Form S-4, Registration No. 333-138987.

   In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our currently effective registration statement, which was declared effective on December 22, 2006, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein. Additional opinions and consents required to be filed with this registration statement are listed on the Index to Exhibits attached to and filed with this registration statement.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Index

Exhibit
Number	Description

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.
23.1	Consent of Ernst & Young LLP relating to U.S. Bancorp.
23.2	Consent of McGladrey & Pullen, LLP relating to United Financial Corp.
23.3	Consent of Moss Adams LLP relating to United Financial Corp.
23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 5.1 to this registration statement).
23.7	Consent of Howe Barnes Hoefer & Arnett, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, U.S. Bancorp has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 24, 2007.

U.S. BANCORP

By: /s/ Richard K. Davis

Richard K. Davis
President and Chief Executive Officer
(principal executive officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Richard K. Davis	President, Chief Executive Officer	January 24, 2007
and Director (principal executive
Richard K. Davis	officer)

/s/ David M. Moffett	Vice Chairman and Chief Financial	January 24, 2007
Officer (principal financial officer)
David M. Moffett

/s/ Terrance R. Dolan	Executive Vice President and	January 24, 2007
Controller (principal accounting
Terrance R. Dolan	officer)

*	Chairman	January 24, 2007

Jerry A. Grundhofer

*	Director	January 24, 2007

Victoria Buyniski Gluckman

*	Director	January 24, 2007

Arthur D. Collins, Jr.

*	Director
January 24, 2007
Peter H. Coors

*	Director
January 24, 2007
Joel W. Johnson

	*	Director	January 24, 2007

Jerry W. Levin

	*	Director	January 24, 2007

David B. O'Maley

	*	Director	January 24, 2007

O'dell M. Owens, M.D., M.P.H

Director

Olivia F. Kirtley

	*	Director	January 24, 2007

Richard G. Reiten

	*	Director	January 24, 2007

Craig D. Schnuck

	*	Director	January 24, 2007

Warren R. Staley

	*	Director	January 24, 2007

Patrick T. Stokes

*By:	/s/ Terrance R. Dolan	Attorney-In-Fact for	January 24, 2007

	Terrance R. Dolan	persons indicated above
	Attorney-In-Fact	with an *

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.
23.1	Consent of Ernst & Young LLP relating to U.S. Bancorp.
23.2	Consent of McGladrey & Pullen, LLP relating to United Financial Corp.
23.3	Consent of Moss Adams LLP relating to United Financial Corp.
23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 5.1 to this registration statement).
23.7	Consent of Howe Barnes Hoefer & Arnett, Inc.